Exhibit 99.1

MICROVISION SECURES $35 MILLION

COMMITTED EQUITY FINANCING FACILITY

REDMOND, Wash.—September 13, 2011—MicroVision, Inc. (Nasdaq: MVIS) today announced that it has secured a committed equity financing facility under which it may sell up to $35 million of its shares of common stock to Azimuth Opportunity, Ltd. (“Azimuth”) over a 24-month period. MicroVision is not obligated to use the facility and remains free to enter into and consummate other equity and debt financing transactions.

“This facility provides additional flexibility to raise money to progress the development of the next-generation high-definition PicoP® display engine,” commented Jeff Wilson, Chief Financial Officer of MicroVision.

MicroVision will determine, at its sole discretion, the timing, dollar amount and floor price per share for any draw under this facility, subject to certain limitations. When and if MicroVision elects to use the facility, the number and price of shares sold in each draw will be determined by a contractual formula and the investor will purchase shares at a pre-negotiated discount to either the volume-weighted-average price of MicroVision’s common stock over a multi-day pricing period or the floor price determined by MicroVision. The actual amount of funds that can be raised under this facility will depend on the number of shares actually sold under the agreement and the market value of MicroVision’s stock during the pricing period of each sale.

MicroVision may not issue more than 22,030,737 shares in connection with the facility, which is less than 20% of MicroVision’s outstanding shares of common stock on September 8, 2011.

The shares of our common stock offered and sold to Azimuth have been registered on our existing registration statement on Form S-3 (File No. 333-175419). The registration statement also covers the sale of those shares from time to time by Azimuth to the public.

Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC, will act as placement agent and receive a fee for its services at the time of any draw under the facility.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About MicroVision

MicroVision provides the PicoP® display technology platform designed to enable next-generation display and imaging products for pico projectors, vehicle displays and wearable displays that interface with mobile devices. The company’s projection display engine uses highly efficient laser light sources which can create vivid images with high contrast and brightness. For more information, visit us on:

Our company website: www.microvision.com

Our corporate blog: www.microvision.com/displayground

Twitter: www.twitter.com/microvision

Facebook: www.facebook.com/MicrovisionInc

YouTube: www.youtube.com/mvisvideo

Forward-looking Statements

Certain statements contained in this release, including those relating to MicroVision’s expectations regarding the use of the facility and our commercialization and growth strategies, and those statements using words such as “expects”, “intends”, “plans”, “should”, “would”, “will” and “believe” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that MicroVision may not meet the conditions for sales under the facility; the possible adverse impact on the market price of our shares of common stock due to the dilutive effect of the securities to be sold pursuant to the use of the facility; the performance by the investor under the facility; capital market risks, our ability to raise additional capital when needed; our, or our customers’, failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; and other risk factors identified from time to time in the company’s SEC reports, including the company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Additional Information

Additional information relating to MicroVision can be found on EDGAR at www.sec.gov.

Investor and Media Relations Contact:

Tiffany Bradford

(425) 882-6629

Email: tiffany_bradford@MicroVision.com